UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices, including zip code)

(408) 654-7400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01	Entry into a Material Definitive Agreement.

On January 26, 2015, SVB Financial Group (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), for the public offering of $350,000,000 aggregate principal amount of its 3.50% Senior Notes due 2025 (the “Notes”). The Notes were issued pursuant to an Indenture, dated September 20, 2010 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and an Officer’s Certificate, dated January 29, 2015, authorizing the terms of the Notes.

The Notes bear interest at an annual rate equal to 3.50%. Interest on the Notes will be payable semi-annually in arrears on January 29 and July 29 of each year, beginning on July 29, 2015. The Notes will mature on January 29, 2025 and are redeemable at the Company’s option, in whole or in part, at any time, at the redemption price set forth in the Notes. The Notes will be senior unsecured obligations of the Company, will rank equally with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding, and will be effectively subordinated to the Company’s existing and future secured indebtedness.

The Notes were offered and sold by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-201641) that was filed with the U.S. Securities and Exchange Commission (the “Commission”) and became immediately effective on January 22, 2015, as supplemented by the preliminary prospectus supplement filed with the Commission on January 26, 2015 and the final prospectus supplement filed with the Commission on January 27, 2015.

The Company estimates that the net proceeds from the offering and sale of the Notes will be approximately $346.4 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include working capital; capital expenditures; capitalizing the Company’s principal subsidiary, Silicon Valley Bank (the “Bank”), and continued lending to clients through the Bank.

The Indenture contains a covenant that restricts the ability of the Company and its subsidiaries to incur debt secured by liens on shares of stock of the Bank or any other U.S. subsidiary bank of the Company. Events of default under the Indenture include a failure to make payments, non-performance of covenants, and the occurrence of bankruptcy and insolvency-related events. The Company’s obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable in accordance with the provisions of the Indenture.

The above description of the Underwriting Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture and the form of Notes, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.3, respectively.

Item. 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item. 8.01	Other Events.

On January 26, 2015, the Company issued a press release entitled “SVB Financial Group Prices $350 Million, 3.5% Senior Notes Offering.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, has issued an opinion to the Company dated January 29, 2015, regarding the enforceability of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 26, 2015, by and among SVB Financial Group and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters

4.1	Indenture, dated September 20, 2010, by and between SVB Financial Group and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on September 20, 2010)

4.2	Officer’s Certificate dated January 29, 2015, delivered pursuant to the Indenture

4.3	Form of 3.50% Senior Note due 2025 (included in Exhibit 4.2 hereto)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 hereto)

99.1	Press Release issued by SVB Financial Group, dated January 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2015	SVB FINANCIAL GROUP

	By:	/s/ Michael Descheneaux
Name: Michael Descheneaux
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 26, 2015, by and among SVB Financial Group and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters

4.1	Indenture, dated September 20, 2010, by and between SVB Financial Group and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on September 20, 2010)

4.2	Officer’s Certificate dated January 29, 2015, delivered pursuant to the Indenture

4.3	Form of 3.50% Senior Note due 2025 (included in Exhibit 4.2 hereto)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 hereto)

99.1	Press Release issued by SVB Financial Group, dated January 26, 2015